Titan Global Holdings Presents Transcript of Latest Investor Conference Call to Detail Record $36 Million in Revenues for Fiscal Q2 2007

CEO Highlights Mission to Capitalize on Fast-Growing Telecom and High-Tech Markets

DALLAS--(BUSINESS WIRE)--Titan Global Holdings, Inc. (OTCBB:TTGL - News), a high-growth diversified holding company, invites investors to view a transcript of the Company's recent investor conference call, during which Chief Executive Officer Bryan Chance detailed the Company's strategic intiatives for 2007 and beyond.

"We finished 2006 with tremendous revenue and growth in both of our (telecommunications and homeland security) segments," said Mr. Chance during the conference call. "For the first time in the company’s history we generated significant net income in the second quarter of 2007, we generated almost $1.5 million of net income. This was a transformative quarter for Titan, as we increased revenues organically to $36 million as a consolidated entity, which is a 38% increase over the $26 million we reported for the same second quarter last year."

Titan operates six wholly owned subsidiaries that are capitalizing on a broad range of technological innovations spanning telecommunications, electronics and homeland security. Derived from internal development and strategic acquisitions, Titan delivers cost-effective, secure, and environmentally-friendly solutions for customers around the world.

To read the full text of the recent conference call, please visit www.trilogy-capital.com/autoir/ttgl_autoir.html.

About Titan Global Holdings

Titan Global Holdings, Inc. ("Titan") (OTCBB:TTGL - News) is a high-growth diversified holding company with a dynamic portfolio of companies engaged in emerging telecommunications markets and advanced technologies. In its last fiscal year Titan generated in excess of $109 million in revenues on a consolidated basis.

Titan's Oblio Telecom Inc. ("Oblio") telecommunications subsidiary, based in Richardson, Texas, is a market leader in prepaid telecommunications products and the second largest publicly-owned international telecommunications company focused on the prepaid space. Oblio leverages strategic agreements with Tier 1 telecommunications leaders Sprint and Level3 to supply its brand-name prepaid calling cards. Annually Oblio sells an estimated 35 million of its brand-name prepaid calling cards through its established distribution channels estimated at more than 60,000 retail outlets.

Titan Wireless, Inc. ("T Wireless") is Titan's wireless subsidiary and is a mobile virtual network operator ("MVNO"). T Wireless sells its MVNO prepaid wireless products and wireless services through Oblio's established distribution channels. Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide commercial production runs and quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and high-tech clients.

For more information, please visit: www.titanglobalholdings.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/titan/ or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/titan/quote.html. To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/titan/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:

Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
ryon@trilogy-capital.com